UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):          November 3, 2004

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 B Glenlake Parkway
Suite 600
Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:          (770) 407-3800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 3, 2004, the Board of Directors of the Company appointed Ronald L. Hardnock, age 34, to the position of Vice President — Corporate Controller. In this capacity, Mr. Hardnock will serve as the principal accounting officer of the Company. J. Patrick Robinson, as Vice President — Chief Financial Officer, remains the Company’s principal financial officer. Prior to this appointment, Mr. Hardnock’s position with the Company included Vice President — Business Planning & Analysis and Assistant Controller from September 2002 until November 2004, and he was Vice President — Business Planning & Analysis from June 2001 until September 2002. From September 2000 until June 2001, Mr. Hardnock was Director — Sales and Marketing Finance for AirClic, Inc. (a web-based software and services platform company for the mobile information market). From March 1999 until September 2000, he served as Manager of Finance, Worldwide Power Tools, for The Black and Decker Corporation (a manufacturer and marketer of power tools and accessories). From 1992 until 1999, Mr. Hardnock progressed through several levels at the public accounting firm of Ernst & Young LLP, most recently holding the position of Manager, Audit & Assurance Services.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.
Date: November 9, 2004	By:	/s/ Dale L. Matschullat
Dale L. Matschullat
Vice President — General Counsel & Corporate Secretary